Exhibit 99.1

PhotoMedex Appoints Trevor S. Harris to Its Board of Directors

HORSHAM, Pa.--(BUSINESS WIRE)--March 4, 2014--PhotoMedex, Inc. (NasdaqGS and TASE: PHMD) announces the appointment of Trevor S. Harris, Ph.D., CA (SA) to the Company's board of directors, returning the board’s size to eight members. Effective April 1, 2014, Dr. Harris will also serve as chairman of the Company’s audit committee. He replaces Dr. Nahum Melumad, who passed away on January 15, 2014.

"We are pleased to announce the appointment of Dr. Harris to our board," said Lewis C. Pell, chairman of PhotoMedex. "Dr. Harris has an extensive background in finance and international business and he will be a great resource for our board of directors and our management team.”

“Dr. Harris is a well-respected and influential expert in finance and accounting matters. We are proud to welcome him to our board,” added Dennis McGrath, president of the Company.

“I am honored to be invited to join the PhotoMedex board,” Dr. Harris said. “The Company has been a leader in the development of important dermatological and aesthetic products, and I look forward to contributing to its further growth and expansion both domestically and internationally.”

Dr. Harris’ background includes extensive experience in both business and academia. He has been a faculty member of the Columbia Business School of Columbia University for more than 20 years, is former chair of the Accounting Division and has won numerous teaching awards. Currently he is The Arthur J. Samberg Professor of Professional Practice at Columbia and co-director of the Center for Excellence in Accounting and Security Analysis.

Dr. Harris is a member of the Office of Financial Research’s Financial Research Advisory Committee, the Financial Reporting Policy Committee of the American Accounting Association and the editorial board of The Journal of Applied Corporate Finance. A respected consultant on national and international finance, investment and valuation matters, for two decades Dr. Harris has worked with and advised numerous corporations, including Morgan Stanley, Salomon Brothers, TIAA/CREF, Citicorp and the New York Stock Exchange. He has held a number of leadership and management positions with U.S. and global organizations, including serving as managing director and vice chairman of client services at Morgan Stanley.

He has numerous publications to his credit and has made presentations on national and international accounting, finance and valuation issues. He received Master of Commerce and Bachelor of Commerce degrees, and his Certificate of Accountancy, from the University of Cape Town, South Africa, and a doctorate in Business Administration from the University of Washington in 1983.

About PhotoMedex

PhotoMedex is a global skin health company providing integrated disease management and aesthetic solutions to dermatologists, professional aestheticians and consumers. The company provides proprietary products and services that address skin diseases and conditions including psoriasis, vitiligo, acne, actinic keratosis (a precursor to certain types of skin cancer) and photo damage. Its experience in the physician market provides the platform to expand its skin health solutions to spa markets, as well as traditional retail, online and infomercial outlets for home-use products. As a result of its December 2011 merger with Radiancy Inc., PhotoMedex has added a range of home-use devices under the no!no!™ brand, for various indications including hair removal, acne treatment and skin rejuvenation. The company also offers a professional product line for acne clearance, skin tightening, psoriasis care and hair removal sold to physician clinics and spas.

SAFE HARBOR STATEMENT

Some portions of this press release, particularly those describing PhotoMedex' strategies, operating expense reductions and business plans will contain "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995 that are subject to risks, uncertainties and other factors. All statements other than statements of historical fact are statements that could be deemed forward-looking statements, including any statements of the plans, strategies and objectives of management for future operations; any statements regarding product development, product extensions, product integration or product marketing; any statements regarding continued compliance with government regulations, changing legislation or regulatory environments; any statements of expectation or belief and any statements of assumptions underlying any of the foregoing. These risks, uncertainties and other factors, and the general risks associated with the businesses of the Company described in the reports and other documents filed with the SEC, could cause actual results to differ materially from those referred to, implied or expressed in the forward-looking statements. The Company cautions readers not to rely on these forward-looking statements. All forward-looking statements are based on information currently available to the Company and are qualified in their entirety by this cautionary statement. The Company anticipates that subsequent events and developments will cause its views to change. The information contained in this press release speaks as of the date hereof and the Company has or undertakes no obligation to update or revise these forward-looking statements, whether as a result of new information, future events or otherwise.

CONTACT:
LHA
Kim Sutton Golodetz (investors)
212-838-3777
Kgolodetz@lhai.com
Bruce Voss, 310-691-7100
Bvoss@lhai.com
@LHA_IR_PR
or
PhotoMedex, Inc.
Dennis McGrath, President & CFO
215-619-3287
info@photomedex.com